Exhibit 10.6

SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT

BETWEEN

GLADSTONE LAND CORPORATION

AND

GLADSTONE ADMINISTRATION, LLC

This Second Amended and Restated Administration Agreement (this “Agreement”) is made as of                          , 2012 by and between Gladstone Land Corporation, a Maryland corporation (hereinafter referred to as the “Company”), and Gladstone Administration, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”).

PREAMBLE

WHEREAS, the Company and the Administrator entered into that certain Administration Agreement, as of January 1, 2010 and that First Amended and Restated Administration Agreement as of June 1, 2011 (the “Prior Agreement”); and

WHEREAS, the Company and the Administrator wish to amend and restate the Prior Agreement hereby.

AGREEMENT

Now, Therefore, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as set forth below:

1. Duties of the Administrator.

(a) Engagement of Administrator. The Company hereby engages the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping, compliance, treasury and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Company’s Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). In addition, the Administrator will assist the Company in determining and publishing the Company’s Total Stockholders’ Equity, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

(c) The Administrator is hereby authorized to enter into one or more sub-administration agreements with other service providers (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder. Any such sub-administration agreements shall be in accordance with the requirements of applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 2 and 3 below as if it were the Administrator.

2. Records.

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the administrator hereunder. The Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Policies and Procedures.

The Administrator has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Administrator. The Administrator shall provide the Company, at such times as the Company shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures.

4. Confidentiality.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

5. Compensation: Allocation of Costs and Expenses.

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.

The Company will bear all costs and expenses that are incurred in its operation and transactions that are not specifically assumed by the Company’s investment adviser, Gladstone Management Corporation (the “Adviser”), pursuant to that certain Amended and Restated Investment Advisory Agreement, dated the same date hereof by and between the Company and the Adviser. Costs and expenses to be borne by the Company include, but are not limited to, those relating to: organization and offering; expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest and fees payable on debt, if any, incurred to finance the Company’s investments; offerings of the Company’s common stock, preferred stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the

Company’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors and officers and errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under this Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under this Agreement, including rent, and the allocable portion of the salaries and benefits expenses of the Company’s chief compliance officer, treasurer, chief financial officer and controller and their respective staffs.

6. Limitation of Liability of the Administrator: Indemnification.

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation, the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

7. Activities of the Administrator.

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8. Duration and Termination of this Agreement.

This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Company for five years, and thereafter shall continue automatically for successive annual periods unless the Company, by vote of a majority of the Company’s “independent directors” (as such term is defined under the rules of the NASDAQ Stock Market or such other securities market on which the securities of the Company are then traded) provides at least written notice of non-renewal at least 60 days prior to the scheduled expiration date. This Agreement may be terminated at any time, without the payment of any penalty, upon the mutual agreement of (i) the Company, by the vote of a majority of the Company’s “independent directors,” and (ii) the Administrator. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 5 through the date of termination or expiration.

9. Amendments of this Agreement.

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10. Governing Law.

This Agreement shall be construed in accordance with laws of the State of Delaware.

11. Entire Agreement.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first above written.

Gladstone Land Corporation

By:

David Gladstone
Chairman and Chief Executive Officer and President

Gladstone Administration, LLC

By:

David Gladstone
Chairman, Chief Executive Officer and President